SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

Check the appropriate box:

Preliminary Information Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒ Definitive Information Statement

U. S. Rare Earth Minerals, Inc.
(Name of Registrant as Specified in Its Charter)
6430 Medical Center St., Suite 230 Las Vegas, Nevada 89148

Payment of Filing Fee (Check the appropriate box):

☒  No fee required

☐  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐  Fee paid previously with preliminary materials.

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4)  Date Filed: March 2, 2015

U.S. Rare Earth Minerals, Inc.

6430 Medical Center St., Suite 230

Las Vegas, Nevada 89148

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INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14C-2 THEREUNDER

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NO VOTE OR OTHER ACTION OF THE COMPANY'S STOCKHOLDERS IS REQUIRED IN

CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The Company is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under Securities and Exchange Act of 1934, as amended, and applicable Nevada law. No additional action will be undertaken by the Company with respect to the receipt of written consents, and no dissenters' rights with respect to the receipt of the written consents, and no dissenters' rights under applicable Nevada law are afforded to the Company's stockholders as a result of the adoption of these resolutions.

COMPANY TO FILE SEC FORM 15

Due to the extraordinarily expensive accounting and audit fees incurred by the Company in order to maintain its status as a reporting company under the Securities Act of 1934, the Board of Directors voted to File a Form 15 with the SEC. The result of filing a Form 15 is that the company will become a non-reporting company pursuant to the Securities Act of 1934. This will occur before the current, year-end reporting period ends on March 15, 2015. The Board believes this action will result in an annual savings to the company of approximately $50,000 or more of auditing fees and filing fees with the Securities and Exchange Commission in order for the Company to comply with filing requirements of the Securities Act of 1934 as well as other existing rules and regulations of the Commission. The Company will continue to provide quarterly and annual un-audited financial statements to the Pink Sheets where its common stock will continue to trade uninterrupted.

OTHER MATTERS

The entire cost of furnishing this information statement will be borne by Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this information statement to the beneficial owners of common stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT, PLEASE CONTACT:

Henry C. Casden

Attorney at Law

73-525 El Paseo, Ste. E-2516

Palm Desert, CA 92260

Telephone: 760.989.4030

BY ORDER OF THE BOARD OF DIRECTORS OF U.S. RARE EARTH MINERALS, INC.